Exhibit 99.1

press release

Sierra Health Services, Inc.® 2724 North Tenaya Way Las Vegas, Nevada 89128 (702) 242-7000

FOR IMMEDIATE RELEASE
CONTACTS:	Peter O'Neill VP, Public & Investor Relations (702) 242-7156	Paul Palmer SVP, Chief Financial Officer (702) 242-7112

SIERRA REPORTS 2ND QUARTER 2004 EARNINGS
OF $1.10 PER DILUTED SHARE
 Net Income Increases 89%; Guidance Raised for 2004

       LAS VEGAS, July 21, 2004 - Sierra Health Services, Inc. (NYSE:SIE) reported today that net income for the quarter ended June 30, 2004 was $38.2 million or $1.10 per diluted share. This compared to net income of $20.3 million, or $0.67 per diluted share, for the same period in 2003. Compared to the same period in 2003, this quarter's net income has increased 89%. As previously announced on May 18, 2004, earnings for the second quarter of 2004 from Sierra's wholly owned subsidiary, Sierra Military Health Services, LLC (SMHS), included gains from contractual settlements with the Department of Defense, including change orders and bid price adjustments, along with other adjustments on the TRICARE Program. These adjustments resulted in pre-tax gains for the quarter of $16.3 million, which represents an after-tax contribution to diluted earnings per share of $0.30. Diluted earnings per share for the second quarter of 2004 include 6.3 million shares related to the Company's convertible debt.

       Based on Sierra's current share price and under the terms of its 2¼% senior convertible debentures, due 2023, debenture-holders can exercise their right to convert their debentures during the second or third quarters of 2004. Assuming dilution, analysts who follow the Company had expected Sierra to post an average second quarter 2004 earnings per share, minus the contractual settlement gain from SMHS, of $0.74, and annual earnings per share of $2.95. The Company had previously announced it expected to earn between $2.90 and $3.00 per share for the year 2004. Sierra now expects to earn between $3.35 and $3.45 per diluted share in 2004.

       Revenues for the quarter were $441.2 million, compared to $370.2 million for the same period in 2003, an increase of 19%. Medical premium revenues for the quarter were $280.7 million, compared to $239.1 million for the same period in 2003, an increase of 17%. Military contract revenues for the quarter were $140.7 million, compared to $115.4 million for the same period in 2003, an increase of 22%.

       In the second quarter, Sierra's medical care ratio improved 70 basis points to 75.6% from 76.3% for the second quarter of 2003. Sequentially, the medical care ratio improved 10 basis points from 75.7%. Sierra's medical claims payable balance increased to $113.1 million at June 30, 2004 from $107.3 million at March 31, 2004. Days in claims payable, which is the medical claims payable balance divided by the average medical expenses per day for the period, were 47 days, flat sequentially.

       In the second quarter, as a percentage of total revenue, Sierra's general and administrative expenses increased 120 basis points to 10.3% from 9.1% for the second quarter of 2003. Sequentially, these expenses also increased 120 basis points to 10.3% from 9.1%. This increase is due to the Company's reporting of expenses for workers' compensation administrative costs under the general and administrative expense line of the statement of operations. These costs are offset by revenues associated with these services, which are reflected under the investment and other revenues line item of the statement of operations. In April 2004, Sierra reported that it had closed the sale of its workers' compensation insurance operations. A third-party claims administrator was engaged to administer workers' compensation claims for a period of fifteen years. As part of this agreement, Sierra receives revenue for maintaining responsibility for the administrator's costs and for performing certain workers' compensation transition and managed care services.

       Operating cash flow from continuing operations was $48.4 million for the quarter, compared to $19.0 million for the same period in 2003. Operating cash flow from continuing operations, adjusted for the timing of payments from the Centers for Medicare and Medicaid Services (CMS), was $113.6 million for the six months ended June 30, 2004 compared to $48.2 million for the same period in 2003. The Company received five monthly payments from CMS in the first six months of 2004 and 2003 as the January CMS payments were received at the end of December. The Company believes that reflecting six monthly CMS payments provides a more useful measure of cash provided by operations.

       Sierra's total external debt from continuing operations was $115.3 million, compared to $115.4 million at June 30, 2003, and includes $115.0 million for the senior convertible debentures issued in March, 2003. During the second quarter of 2004, no amounts were drawn on the Company's line of credit. During the quarter, Sierra repurchased 1.2 million shares of its common stock for $50.8 million. Since the January 2003 inception of the Board-authorized share repurchase program, and through June 30, 2004, the Company has repurchased 7.5 million shares of its common stock for $182.2 million.

       In the second quarter of 2004, sequential membership in the Company's core Las Vegas commercial market grew by 1.7%, or 3,500 lives. For the six months ended June 30, 2004, Las Vegas commercial membership grew by 6.7% or 13,200 lives. Sequentially, Medicare membership grew by 1.0%, or 500 lives for the second quarter of 2004. For the six months ended June 30, 2004, Medicare membership grew by 2.0% or 1,000 lives. Approximately 97% of the Company's Medicare members are enrolled in the Social HMO program, which provides higher federal reimbursement. In 2004, this program is subject to only a 10% risk modifier, but will be subject to a 30% risk modifier in 2005.

       "Sierra is well on target for another successful year," said Anthony M. Marlon, M.D., chairman and chief executive officer. "Our commercial membership growth continues to benefit from the population increase in Las Vegas, consistently one of the fastest growing cities in the nation. Our disciplined pricing, combined with strong network contracts and attractive product offerings that include more cost sharing with members, have contributed to this quarter's results."

       On August 31, 2004, SMHS will terminate its contract with the United States Department of Defense to serve TRICARE beneficiaries in Region 1. SMHS will continue full operations until that time, followed by a phase out of activities for a period of six months thereafter.

       Sierra Health Services, Inc., based in Las Vegas, is a diversified health care services company that operates health maintenance organizations, indemnity insurers, military health programs, preferred provider organizations and multi-specialty medical groups. Sierra's subsidiaries serve over 1.2 million people through health benefit plans for employers, government programs and individuals. For more information, visit the company's website at www.sierrahealth.com.

       Statements in this news release that are not historical facts are forward-looking and based on management's projections, assumptions and estimates; actual results may vary materially. Forward-looking statements are subject to certain risks and uncertainties, which include but are not limited to: 1) potential adverse changes in government regulations, contracts and programs, including TRICARE, Medicare, Medicaid and legislative proposals to eliminate or reduce ERISA pre-emption of state laws that would increase potential managed care litigation exposure; 2) competitive forces that may affect pricing, enrollment, renewals and benefit levels; 3) unpredictable medical costs, malpractice exposure, reinsurance costs and inflation; 4) impact of economic conditions; 5) changes in healthcare reserves; 6) our failure to obtain an extension of the Medicare Social HMO contract; and 7) the amount of actual proceeds to be realized from the note receivable related to the sale of the workers' compensation insurance operation. Further factors concerning financial risks and results may be found in documents filed with the Securities and Exchange Commission and which are incorporated herein by reference.

       Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Sierra will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Sierra or its business or operations. Sierra assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

SIERRA HEALTH SERVICES, INC. AND SUBSIDIAIRES
Earnings Report
(Unaudited)

                                                                 Three Months Ended          Six Months Ended
                                                                     June 30,                   June 30,
                                                            ------------------------   -------------------------
                                                               2004         2003          2004          2003
                                                            -----------  -----------   -----------   -----------
                                                                   (In thousands, except per share data)
Medical Premiums ......................................... $   280,661  $   239,142   $   546,099   $   474,222
Military Contract Revenues................................     140,705      115,431       268,329       219,844
Professional Fees.........................................       8,085        9,715        17,563        18,419
Investment and Other Revenues.............................      11,788        5,917        17,438         9,990
                                                            -----------  -----------   -----------   -----------
Total Revenues............................................     441,239      370,205       849,429       722,475
                                                            -----------  -----------   -----------   -----------
Medical Expenses..........................................     218,421      189,775       426,486       380,761
    Medical Care Ratio....................................        75.6%        76.3%         75.7%         77.3%
   (Medical Expenses/Premiums and Professional Fees)

Military Contract Expenses................................     116,420      113,347       237,217       215,143
General and Administrative Expenses.......................      45,231       33,787        82,399        68,000
                                                            -----------  -----------   -----------   -----------
Operating Income from Continuing Operations...............      61,167       33,296       103,327        58,571

Interest Expense..........................................      (1,175)      (1,530)       (2,340)       (3,150)
Other Income (Expense), Net...............................          41         (332)          163          (343)
                                                            -----------  -----------   -----------   -----------
Income from Continuing Operations Before Income Taxes.....      60,033       31,434       101,150        55,078

Provision for Income Taxes................................     (21,812)     (10,924)      (36,614)      (19,140)
                                                            -----------  -----------   -----------   -----------
Income from Continuing Operations.........................      38,221       20,510        64,536        35,938

Loss from Discontinued Operations.........................          --         (245)         (486)         (651)
                                                            -----------  -----------   -----------   -----------
Net Income................................................ $    38,221  $    20,265   $    64,050   $    35,287
                                                            ===========  ===========   ===========   ===========
Earnings per Common Share:
Income from Continuing Operations......................... $      1.43  $      0.75   $      2.40   $      1.27
Loss from Discontinued Operations.........................          --        (0.01)        (0.02)        (0.02)
                                                            -----------  -----------   -----------   -----------
Net Income................................................ $      1.43  $      0.74   $      2.38   $      1.25
                                                            ===========  ===========   ===========   ===========
Earnings per Common Share Assuming Dilution:
Income from Continuing Operations......................... $      1.10  $      0.68   $      1.85   $      1.18
Loss from Discontinued Operations.........................          --        (0.01)        (0.01)        (0.02)
                                                            -----------  -----------   -----------   -----------
Net Income................................................ $      1.10  $      0.67   $      1.84   $      1.16
                                                            ===========  ===========   ===========   ===========

Weighted Average Common Shares Outstanding................      26,766       27,451        26,903        28,185
Weighted Average Common Shares Outstanding
  Assuming Dilution.......................................      35,059       29,994        35,325        30,447

PERIOD END MEMBERSHIP
                                                                   At June 30,
                                                            ------------------------
                                                               2004         2003
                                                            -----------  -----------
HMO
   Commercial.............................................     215,700      194,100
   Medicare...............................................      52,200       49,600
   Medicaid...............................................      50,800       37,900
Managed Indemnity.........................................      24,800       25,000
Medicare Supplement.......................................      16,700       18,400
Administrative Services...................................     173,700      186,500
TRICARE Eligibles.........................................     710,400      672,200
                                                            -----------  -----------
Total Members.............................................   1,244,300    1,183,700
                                                            ===========  ===========

SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

                                                             June 30,    December 31,
                                                               2004         2003
                                                            -----------  -----------
                          ASSETS
CURRENT ASSETS:
     Cash and Cash Equivalents............................ $   177,310  $   118,473
     Investments..........................................     139,757      197,573
     Accounts Receivable..................................      18,091       12,080
     Military Accounts Receivable.........................      37,460       47,389
     Current Portion of Deferred Tax Asset................      26,698       33,708
     Prepaid Expenses and Other Current Assets............      47,454       37,478
     Assets of Discontinued Operations....................       2,605      533,756
                                                            -----------  -----------
         Total Current Assets.............................     449,375      980,457

PROPERTY AND EQUIPMENT, NET...............................      64,422       63,109
RESTRICTED CASH AND INVESTMENTS...........................      19,543       17,646
GOODWILL..................................................      14,782       14,782
DEFERRED TAX ASSET (Less Current Portion).................      12,393       11,501
NOTE RECEIVABLE...........................................      62,000           --
OTHER ASSETS..............................................      59,337       46,626
                                                            -----------  -----------
TOTAL ASSETS.............................................. $   681,852  $ 1,134,121
                                                            ===========  ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accrued Liabilities.................................. $    82,416  $    56,327
     Trade Accounts Payable...............................      20,221       37,787
     Accrued Payroll and Taxes............................      29,758       15,879
     Medical Claims Payable...............................     113,101      103,749
     Unearned Premium Revenue.............................      20,202       45,888
     Military Health Care Payable.........................      65,366       76,605
     Current Portion of Long-Term Debt....................          43          163
     Liabilities of Discontinued Operations...............         733      472,407
                                                            -----------  -----------
         Total Current Liabilities........................     331,840      808,805

LONG-TERM DEBT (Less Current Portion).....................     115,288      116,645
OTHER LIABILITIES.........................................      67,560       57,907
                                                            -----------  -----------
TOTAL LIABILITIES.........................................     514,688      983,357
                                                            -----------  -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common Stock............................................         174          166
  Treasury Stock..........................................    (187,877)    (112,737)
  Additional Paid-in Capital..............................     265,081      227,417
  Deferred Compensation...................................      (4,319)         (22)
  Accumulated Other Comprehensive Loss....................        (831)        (479)
  Retained Earnings ......................................      94,936       36,419
                                                            -----------  -----------
TOTAL STOCKHOLDERS' EQUITY................................     167,164      150,764
                                                            -----------  -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY................ $   681,852  $ 1,134,121
                                                            ===========  ===========

SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

                                                            Six Months Ended June 30,
                                                            ------------------------
                                                               2004         2003
                                                            -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income............................................. $    64,050  $    35,287
   Adjustments to Reconcile Net Income to Net Cash
      Provided by Operating Activities:
          Loss from Discontinued Operations...............         486          651
          Depreciation....................................       8,274        7,715
          Other Adjustments...............................       1,688        2,283
          Unearned Premium Revenue........................     (25,686)     (27,876)
          Changes in Other Assets and Liabilities.........      31,839          221
                                                            -----------  -----------
             Net Cash Provided by Operating
                Activities of Continuing Operations.......      80,651       18,281
                                                            -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital Expenditures, Net of Dispositions..............      (7,892)      (9,586)
   Change in Investments..................................      50,057       34,687
                                                            -----------  -----------
             Net Cash Provided by Investing
                Activities of Continuing Operations.......      42,165       25,101
                                                            -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on Debt and Capital Leases....................      (1,524)     (60,460)
   Purchase of Treasury Stock.............................     (82,759)     (34,267)
   Exercise of Stock in Connection with Stock Plans.......      16,920        4,294
   Proceeds from Senior Convertible Debentures............          --      115,000
   Debt Issue Costs.......................................          --       (5,137)
                                                            -----------  -----------
           Net Cash (Used for) Provided By Financing
               Activities of Continuing Operations........     (67,363)      19,430
                                                            -----------  -----------
NET CASH PROVIDED BY (USED FOR) DISCONTINUED OPERATIONS...       3,384      (29,785)
                                                            -----------  -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS.................      58,837       33,027

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD..........     118,473       45,778
                                                            -----------  -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD................ $   177,310  $    78,805
                                                            ===========  ===========

Reconciliation of Non-GAAP Financial Measures

In this press release, the Company presented "cash flow from continuing operations adjusted for the timing of payments from the Centers for Medicare and Medicaid Services (CMS)". This is a non-GAAP financial measure. The Company received five monthly payments from CMS in the first six months of 2004 and 2003 as the January CMS payments were received at the end of December. The Company believes that reflecting six monthly CMS payments provides a more useful measure of cash provided by operations during the six month period. The following is a reconciliation to the most directly comparable GAAP financial measure:

                                                            Six Months Ended June 30,
                                                            ------------------------
                                                               2004         2003
                                                            -----------  -----------

GAAP Net Cash Provided by Operating Activities
  of Continuing Operations................................ $    80,651  $    18,281
Add:  January CMS payment received in December............      32,924       29,883
                                                            -----------  -----------
Cash flow from continuing operations adjusted for
  the timing of payments from CMS......................... $   113,575  $    48,164
                                                            ===========  ===========